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                                EXHIBIT (h)(2)(a)
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          AMENDMENT TO TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT
                                     BETWEEN
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                                       AND
                        HERITAGE FINANCIAL SERVICES, INC.

     This amendment, made this 3rd day of September 1982, by and between NATIONWIDE SEPARATE ACCOUNT TRUST, a Massachusetts trust, hereinafter called the "Trust," and HERITAGE FINANCIAL SERVICES, INC., an Ohio corporation hereinafter called the "Agent."

                                   WITNESSETH:

     WHEREAS, the Trust and the Agent entered into a Transfer and Dividend Disbursing Agent Agreement on November 1, 1981, and

     WHEREAS,  the  parties  desire  to  amend  such  Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, it is agreed as follows:

1. Exhibit A, Schedule of Fees, is hereby amended in the form attached hereto effective October 1, 1982.

2. All other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed as of the day and year first above written.

                                               NATIONWIDE  SEPARATE  MONEY
                                               MARKET  TRUST

Attest:

/s/  Edith  M.  McClary                /s/  John  E.  Fisher
Edith  M.  McClary,  Secretary              John  E.  Fisher,  Chairman

                                           HERITAGE  FINANCIAL  SERVICES,  INC.
Attest:

/s/  Lori  I.  Mercer                        /s/  Marian  A.  Trimble
                                             Marian  A.  Trimble,  President


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                                    EXHIBIT A

                                SCHEDULE OF FEES

    For the services specified in the Agreement the Trust shall pay the Agent the sum of :
                 $6.00 per Common Stock Fund account per annum,

                $6.00 per Government Bond Fund account per annum,

                $16.00 per Money Market Fund account per annum,

to be computed monthly, based on the number of accounts as shown on the books of each Fund at each month-end. Payable on or before the 10th day of each succeeding month.

     In addition, the Trust shall pay the Agent reimbursement for the out-of-pocket expenses, including postage, telephone, forms, supplies and counsel.

     Special extraordinary projects shall be performed by the Agent at rates to be determined and agreed upon by the parties, based on time and effort involved.

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